                                                                    Exhibit 10.1

                            SHARE PURCHASE AGREEMENT


                                     BETWEEN


                          GEO SPECIALTY CHEMICALS, INC.


                                       and


                              CHARTER OAK PARTNERS










                           Dated as of March 25, 1997






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                            SHARE PURCHASE AGREEMENT
                            ------------------------

         THIS SHARE PURCHASE AGREEMENT (this "Agreement"), dated as of March 25, 1997, is made by and among Charter Oak Partners, a Connecticut partnership ("Charter Oak"), and GEO Specialty Chemicals, Inc., an Ohio corporation (the "Company").

                                    RECITALS
                                    --------

         A. Charter Oak desires to acquire from the Company, and the Company desires to issue and sell to Charter Oak, in the manner and on the terms and conditions hereinafter set forth, Common Shares, $1.00 par value, of the Company.

         B. In connection with Charter Oak's purchase of the Company's Common Shares, the Company and Charter Oak desire to establish certain rights and obligations among themselves.


                                   AGREEMENTS
                                   ----------

         NOW, THEREFORE, the Company and Charter Oak agree as follows:

SECTION 1.  DEFINITIONS
            -----------

         The following terms when used in this Agreement shall have the following respective meanings:

         "AFFILIATE" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the "controlled" Person, whether through ownership of voting securities, by contract, or otherwise.

         "AHEARN EMPLOYMENT AGREEMENT" means that certain employment agreement entered into by the Company and George P. Ahearn on even date herewith in the form attached as EXHIBIT A hereto.

         "BUSINESSES" or the "Business" means the business of clay mining and processing for use in the production of alum and/or the sale to third parties, the manufacturing and marketing of alum and aluminum based coagulants and floculants for use in water treatment and the paper industry and the production of clay for the oil and agchemicals industries, but excluding the United States and Canadian paper chemicals and construction and process chemicals businesses to be acquired by the Company pursuant to the Henkel Agreement (defined below).






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         "ARTICLES OF INCORPORATION" means the Articles of Incorporation of the
Company on file with the Secretary of State of the State of Ohio immediately prior to the March 25, 1997 approval, by the Company's Shareholders and Board of Directors of an amendment to the Articles of Incorporation.

         "CHARTER OAK WARRANT AGREEMENT" means that certain warrant agreement entered into by the Company and Charter Oak on even date herewith.

         "CLOSING" shall have the meaning set forth in Section 3.1 hereof.

         "CLOSING DATE" shall have the meaning set forth in Section 3.1 hereof.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "CODE OF REGULATIONS" means the Code of Regulations of the Company.

         "COMMON SHARES" means the Company's Class A Voting Common Stock, par value $1.00 per share.

         "COMMON SHAREHOLDERS" means each of Chemical Specialities Enterprises, L.P. and any Permitted Transferee of Common Shares after the date of this Agreement.

         "COMPANY FINANCIAL STATEMENTS" means the balance sheets of the Company as of December 31, 1996, and the related statements of operations, shareholders equity and cash flows for the twelve-month period then ended.

         "CONTRACT" means any contract, agreement, undertaking or commitment (written or oral) to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective assets are bound.

         "CREDIT AGREEMENT" means the Credit Agreement, dated as of March 25, 1997, among the Company, the financial institutions party thereto and Bankers Trust Company, as Administrative Agent.

         "CROWE CHIZEK DILIGENCE DOCUMENTS" means any written material prepared by Crowe, Chizek & Company, delivered to Charter Oak and/or Bankers Trust Company and summarizing in whole or in part, the results of any due diligence investigation performed by Crowe, Chizek & Company for Charter Oak.

         "ECKMAN EMPLOYMENT AGREEMENT" means that certain employment agreement entered into by the Company and William P. Eckman on even date herewith.






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         "EMPLOYEE BENEFIT PLAN(S)" means any employee benefit plan as defined in Section 3(3) of ERISA and any other plan, policy, program, practice or arrangement providing compensation or other benefits to any current or former officer or employee of the Company or its Subsidiaries or any beneficiary or dependent thereof that is or was maintained by the Company or its Subsidiaries.

         "ENCUMBRANCES" means any mortgage, chattel mortgage, conditional sales contract, pledge, lien, charge, security interest, encumbrance, option, lease, license or easement.

         "ENTERPRISES" means Chemical Specialities Enterprises, L.P., a Delaware limited partnership.

         "ENTERPRISES WARRANT AGREEMENT" means that certain warrant agreement entered into by the Company and Enterprises on even date herewith.

         "ENVIRONMENTAL LAW(S)" means all federal, state, and local laws, statutes, common law duties, rules, regulations ordinances and codes, together with all administrative orders, directives, requests, licenses, authorizations, permits and agreements issued or signed by any federal, state or local government authority, relating to environmental, health or safety matters, including but not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980; Clean Water Act of 1977; Clean Air Act; Resource Conservation and Recovery Act of 1976; Federal Insecticide, Fungicide, and Rodenticide Act; Toxic Substances Control Act; Emergency Planning and Community Right-to-Know Act of 1986; Occupational Safety and Health Act of 1970; and Safe Drinking Water Act, and state and local counterparts to these acts.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "GAAP" shall mean generally accepted accounting principles as in effect on the date hereof. Whenever any accounting term is used herein which is not otherwise defined, it shall have the meaning ascribed thereto under GAAP.

         "GOVERNMENTAL AUTHORITY" means the United States, any state or municipality, the government of any foreign country, any subdivision of any of the foregoing, or any authority, department, commission, board, bureau, agency, court, or instrumentality of any of the foregoing.

         "HAZARDOUS SUBSTANCE(S)" means (a) any substance, the presence of which requires investigation or remediation under any Environmental Law or under common law; (b) any dangerous, toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous substance which is regulated by any Environmental Law; (c) any substance, the presence of which causes or threatens to cause a nuisance upon property presently and/or previously owned, leased or otherwise used by the Company or its Subsidiaries (or poses or threatens to pose a hazard to the health or safety of persons on or about the property





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or adjacent properties); and (d) radon, ureaformaldehyde, polychlorinated biphenyls, asbestos or asbestos-containing materials, petroleum and petroleum products.

         "HENKEL" means Henkel Corporation, a Delaware corporation, and Henkel Canada Limited, a corporation organized under the laws of Ontario, Canada.

         "HENKEL AGREEMENT" means that certain asset purchase agreement, dated February 10, 1977, entered into between the Company and Henkel.

         "HENKEL ASSETS" means the assets purchased pursuant to the Henkel Agreement.

         "INDEBTEDNESS" of any Person means (i) indebtedness for borrowed money;
(ii) indebtedness for the deferred purchase price of property or services; (iii) obligations under a lease which is capitalized on the balance sheet of such Person; (iv) obligations under direct or indirect guaranties of indebtedness or obligations of others of the type referred to in clause (i), (ii) or (iii) above; and (v) nonrecourse indebtedness secured by a lien on the property of such person.

         "INTELLECTUAL PROPERTY" means all of the following which is owned by, issued to or licensed to Company or any Subsidiary, and any and all corresponding rights that, now or hereafter, may be secured throughout the world: patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice) and any reissue, continuation, continuation-in-part, revision, extension or reexamination thereof; trademarks, service marks, trade dress, logos, trade names and corporate names together with all goodwill associated therewith and all translations, adaptations, derivations and combinations of the foregoing; copyrights and copyrightable works; mask works; and all registrations, applications and renewals for any of the foregoing; trade secrets as defined under the Uniform Trade Secrets Act and confidential information (including, without limitation, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial, business and marketing plans, sales and promotional literature, and customer and supplier lists and related information); computer software (including, without limitation, data and related documentation); other intellectual property rights; and all copies and tangible embodiments of the foregoing (in whatever form or medium), in each case including, without limitation, the items set forth on
SCHEDULE 4.13 attached hereto (collectively, the "Intellectual Property").

         "KEY EQUITY REDEMPTION AGREEMENT" means that certain redemption agreement between the Company, Key Equity Capital Corporation and Key Equity Partners I concerning the redemption of all of the Common Shares and all of the Class B Non-Voting Common Stock held by Key Equity Capital Corporation and Key Equity Partners I.

         "LICENSES" means all governmental licenses, permits, approvals and registrations.






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         "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, financial condition, results of operations, assets or prospects of the Company or any of its Subsidiaries.

         "1933 ACT" means the Securities Act of 1933, as amended.

         "NOTE PURCHASE AGREEMENT" means that certain note purchase agreement concerning the purchase of certain notes of Enterprises by Charter Oak from Key Capital Corporation, entered into on even date herewith.

         "PERSON" means an individual, corporation, partnership, joint venture, trust, unincorporated organization, or Governmental Authority.

         "RELATION" shall mean with respect to any Person, such Person's spouse and the parents, grandparents, brothers and sisters, children, and grandchildren of such Person or of such Person's spouse.

         "SEC" means the Securities and Exchange Commission.

         "SHAREHOLDERS" shall have the meaning given to it in Section 4.5(b) hereof.

         "SHAREHOLDERS AGREEMENT" means the Shareholders Agreement, of even date herewith, among the Company, Charter Oak, Enterprises, George P. Ahearn and William P. Eckman.

         "SUBSIDIARY" means any Person or business in which the Company owns, directly or indirectly, an equity interest representing at least twenty-five percent of the voting stock or voting interests or such Person or business.

         "TAX RETURN(S)" means all federal, state, foreign, local and other tax returns, reports and statements heretofore required to be filed by the Company to which reference is being made or by any consolidated, combined or unitary group of which the Company is or was a member.

         "TAX(ES)" means all taxes, charges, fees, levies or other assessments of a Governmental Authority of any nature whatsoever, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon the company to which reference is being made or any affiliate thereof or upon any consolidated, combined or unitary group of which any such entity is or was a member.

         "TO THE BEST KNOWLEDGE OF THE COMPANY" means the actual knowledge after reasonable investigation of any of the Company's officers, directors, general managers or plant managers.






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SECTION 2.   PURCHASE AND SALE OF SHARES

         2.1 ISSUANCE AND PURCHASE OF SHARES AT CLOSING. At the Closing, the Company shall issue and sell to Charter Oak, and Charter Oak shall purchase from the Company, 82.31 Common Shares. Charter Oak shall pay to the Company a purchase price of $179,252.24 per share for each Common Share purchased by it and shall make such payment by wire transfer of immediately available funds to an account designated in writing by the Company.

SECTION 3.   THE CLOSING

         3.1 CLOSING. The closing of the issuance and sale of the Common Shares pursuant to Section 2.1 hereof and the other transactions contemplated hereby shall take place at the offices of White & Case, 1155 Avenue of the Americas, New York, New York 10036-2787 at 10:00 a.m. on March 25, 1997 (the "Closing Date"), or at such other time or place as the parties shall mutually agree.

         3.2 DELIVERIES BY THE COMPANY. (a) At the Closing, the Company shall deliver or cause to be delivered to Charter Oak the following items (in addition to any other items required to be delivered to Charter Oak pursuant to any other provision of this Agreement):

                  (i) certificates representing the Common Shares being issued and sold by the Company to Charter Oak pursuant to Section 2.1 hereof, duly recorded on the books of the Company in the name of Charter Oak, together with such other supporting documents as may in the opinion of Charter Oak's counsel be reasonably necessary to permit Charter Oak to acquire title to such Common Shares free of any Encumbrance or adverse claim;

                  (ii) receipts for the payment delivered to the Company by Charter Oak pursuant to Section 3.3(a)(i) hereof;

                  (iii) the Articles of Incorporation, certified by the Secretary of State of the State of Ohio;

                  (iv) a certificate of the Secretary of State of the State of Ohio as to the good standing of the Company, dated within eight days prior to the Closing Date;

                  (v) certificates of existence in good standing and qualification to transact business as a foreign corporation (or similar documents) of the Company and each of its Subsidiaries from each state in which the failure to so qualify could have a Material Adverse Effect;

                  (vi) a certificate of the Secretary of the Company, in form and substance satisfactory to counsel for Charter Oak, certifying that attached thereto are true and correct copies of (A) the Code of Regulations of the Company and (B) resolutions duly





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and validly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement, the Shareholders Agreement, the Enterprises Warrant Agreement, the Charter Oak Warrant Agreement, the Ahearn Employment Agreement, the Eckman Employment Agreement and the Key Equity Redemption Agreement and the consummation of the transactions contemplated hereby and thereby.

                  (vii) a certificate of the President of the Company certifying that (A) each of the representations and warranties of the Company contained in Section 4 of this Agreement are true and correct in all material respects as of the Closing Date and (B) all agreements, undertakings and obligations to be performed or complied with by the Company as of or prior to the Closing, unless waived in writing, have been duly performed or complied with by the Company in accordance with the terms of this Agreement;

                  (viii) the legal opinion of Thompson, Hine & Flory LLP, counsel to the Company;

                  (ix) a counterpart of the Shareholders Agreement, duly executed by the Company, each of the Shareholders, George P. Ahearn and William P. Eckman;

                  (x) an executed copy of the Ahearn Employment Agreement, duly executed by the Company and George P. Ahearn;

                  (xi) an executed copy of the Eckman Employment Agreement, duly executed by the Company and William P. Eckman;

                  (xii) a counterpart of the Charter Oak Warrant Agreement, duly executed by the Company;

                  (xiii) an executed copy of the Enterprises Warrant Agreement, duly executed by the Company and Enterprises;

                  (xiv) an executed copy of the Key Equity Redemption Agreement and all exhibits thereto;

                  (xv) an executed copy of the Henkel Agreement; and

                  (xvi) a copy of the executed Credit Agreement.

         3.3 DELIVERIES BY CHARTER OAK. (a) At the Closing, Charter Oak shall deliver or cause to be delivered to the Company the following items (in addition to any other items required to be delivered to the Company pursuant to any other provision of this Agreement):






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                  (i) payment by wire transfer of immediately available funds necessary to satisfy Charter Oak's obligations to the Company under
         Section 2.1 hereof;

                  (ii) receipts for each of the Common Shares being purchased by Charter Oak pursuant to Section 2.1 hereof; and

                  (iii) a counterpart of the Shareholders Agreement, duly executed by Charter Oak.

                  (iv) a copy of the Note Purchase Agreement, duly executed by Charter Oak;

                  (v) the legal opinion of Calfee, Halter & Griswold LLP, counsel to Charter Oak.

SECTION 4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY
             ---------------------------------------------

         In order to induce Charter Oak to purchase the Common Shares that it is purchasing hereunder, the Company represents and warrants to Charter Oak that:

         4.1 ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has full corporate power and authority to own its properties and carry on its business and to enter into and perform its obligations under this Agreement.

         4.2 CERTIFICATE OF INCORPORATION AND BYLAWS. The Company has delivered to Charter Oak true, correct and complete copies of its Articles of Incorporation and Code of Regulations, together with all amendments to each through, and including, the date hereof. Such Articles of Incorporation and Code of Regulations are in full force and effect, and no amendments to the Articles of Incorporation or Code of Regulations are contemplated, other than the amendment to the Articles of Incorporation listed on Schedule 4.2.

         4.3 CORPORATE MINUTES. The Company has made available to Charter Oak true, correct and complete copies of its minute books, stock certificate books and corporate records; such books and records reflect all issuances of equity and debt securities of the Company or rights to acquire any such securities, and contain true and complete records of all meetings and consents in lieu of meetings of the Company's Board of Directors (and any committees thereof) and shareholders.

         4.4 QUALIFICATION. The Company is qualified to do business and is in good standing in each jurisdiction (listed on SCHEDULE 4.4 to this Agreement) where the character or location of property owned and leased, the employment of personnel or the nature of the business and activities conducted by the Company requires such qualification, licensing or domestication, except in such jurisdictions where the failure to be so qualified, licensed or domesticated and to





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be in good standing, individually or in the aggregate, would not have a Material
Adverse Effect. Except as set forth on SCHEDULE 4.4, the Company does not file franchise, income or other tax returns in any jurisdiction based upon the ownership or use of property therein or the derivation of income therefrom.

         4.5 CAPITALIZATION OF THE COMPANY; SHAREHOLDERS. (a) Immediately prior to the issuance of the Common Shares as contemplated by this Agreement, but giving effect to the transactions contemplated by the Key Equity Redemption Agreement, the authorized capital stock of the Company consists of: (i) 1025 Common Shares, 21.88 of which are issued and outstanding, and 215 Class B Non-Voting Common Stock, par value $1.00, none of which are issued and outstanding. All issued and outstanding Common Shares have been duly authorized and are validly issued, fully paid and nonassessable and are not subject to, nor were any issued in violation of, any previously existing preemptive rights. Except as described above in this Section 4.5(a) or as set forth on SCHEDULE 4.5(a), there are not any outstanding shares of capital stock or other equity securities of the Company or options, warrants, subscriptions, convertible debentures or other rights, commitments or any other similar agreements for the purchase of any shares of capital stock or other equity securities of the Company. Each of the Common Shares outstanding were issued in full compliance with all federal and state securities or "blue sky" laws. Except as provided to the Shareholders under the terms of the Shareholders Agreement, there are no preemptive or similar rights with respect to the Company's capital stock. Except as provided in the Shareholders Agreement and as set forth on SCHEDULE 4.5(a), the Company is not a party to any voting trust agreements or other contracts, agreements or arrangements restricting voting rights or transferability with respect to any shares of the capital stock of the Company.

                  (b) The persons set forth on SCHEDULE 4.5(b) own of record on the date hereof the number of Common Shares set forth opposite their names, and collectively constitute all the shareholders of record of the capital stock of the Company.

         4.6 OWNERSHIP OF HENKEL ASSETS. The Company has agreed to acquire the United States and Canadian paper chemicals and construction and process chemicals businesses of Henkel, pursuant to the terms of the Henkel Agreement, which acquisition shall, subject to the satisfaction of the conditions to closing contained therein, close as of the date of this Agreement.

         4.7 SUBSIDIARIES AND OTHER AFFILIATES. Except as set forth on SCHEDULE 4.7, the Company does not own, either directly or indirectly, any interest or investment, whether debt or equity (other than an interest as a creditor holding a trade account receivable), or any obligation, option or right to acquire any interest, direct or indirect, in any other corporation or other entity.

         4.8 AUTHORITY. (a) The Company has the necessary corporate power and authority to enter into and deliver this Agreement, the Shareholders Agreement, the Enterprises Warrant Agreement, the Charter Oak Warrant Agreement, the Ahearn Employment Agreement, the Eckman Employment Agreement and the Key Equity Redemption Agreement to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby





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and thereby. The execution and delivery of this Agreement, the Shareholders
Agreement, the Enterprises Warrant Agreement, the Charter Oak Warrant Agreement, the Ahearn Employment Agreement, the Eckman Employment Agreement and the Key Equity Redemption Agreement and the consummation of the transactions contemplated hereby and thereby by the Company have been duly authorized by the Board of Directors and the Shareholders of the Company in accordance with the Company's governing corporate documents and applicable laws. This Agreement, the Shareholders Agreement, the Enterprises Warrant Agreement, the Charter Oak Warrant Agreement, the Ahearn Employment Agreement, the Eckman Employment Agreement and the Key Equity Redemption Agreement have each been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with their respective terms (except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or by the general principles of equity). Except as set forth on SCHEDULE 4.8, neither the execution, delivery or performance of this Agreement, the Shareholders Agreement, the Enterprises Warrant Agreement, the Charter Oak Warrant Agreement, the Ahearn Employment Agreement, the Eckman Employment Agreement or the Key Equity Redemption Agreement by the Company, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company with the terms and provisions of this Agreement, the Shareholders Agreement, the Enterprises Warrant Agreement, the Charter Oak Warrant Agreement, the Ahearn Employment Agreement, the Eckman Employment Agreement or the Key Equity Redemption Agreement will result in a violation or breach of any term or provision of the Company's Articles of Incorporation or Code of Regulations, or of any statute, rule or regulation applicable to the Company or its businesses, properties, assets or personnel, nor conflict with or constitute a violation or breach of, or a default under (or an event which, with the passage of time or the giving of notice, or both, would constitute a default under), or give any party a right to accelerate the due date of any indebtedness or obligation under, any indenture, mortgage, deed of trust, or Contract to which the Company is a party or to which its properties or assets are subject, or any instrument, judgment, decree, writ, or other restriction to which the Company is a party or by which the Company or its businesses, properties, assets or personnel are bound, nor require any consent or approval of any Person.

                  (b) The Company is not required to submit any notice, report or other filing with any federal, state or local Governmental Authority in connection with the execution or delivery or performance by the Company of this Agreement or the consummation of the transactions contemplated thereby.

         4.9 COMPANY FINANCIAL STATEMENTS. The Company has delivered to Charter Oak true, complete and correct copies of the Company Financial Statements. Except as set forth on SCHEDULE 4.9 and any Crowe Chizek Diligence Documents, the Company Financial Statements (a) present fairly the financial condition of the Company at said dates and the results of operations, changes in shareholders' equity and cash flows for the periods therein specified and (b) have been prepared from the books and records of the Company in accordance with GAAP,





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consistently applied and maintained throughout the periods indicated, except as otherwise stated or referred to in such Company Financial Statements.

         4.10 NO UNDISCLOSED LIABILITIES. Except for (a) liabilities disclosed or provided for on the Company Financial Statements or on SCHEDULE 4.10 hereto and any Crowe Chizek Diligence Documents and (b) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1996 not exceeding in the aggregate $25,000, the Company has no direct or indirect indebtedness, liability, loss or obligation, accrued, absolute or contingent (whether or not of a kind required by GAAP to be set forth on a balance sheet).

         4.11 ABSENCE OF CERTAIN CHANGES. Except as set forth on SCHEDULE 4.11, since December 31, 1996, the Company has conducted its business only in the ordinary course and consistent with prior practice, and the Company has not:

                  (a) discharged or satisfied any lien, charge or encumbrance other than those then required to be discharged or satisfied, or paid any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on the Company Financial Statements and current liabilities incurred since December 31, 1996, in the ordinary course of business and consistent with prior practice;

                  (b) declared or made any payment of any dividend, or made any other distribution upon or in respect of any of its shares of capital stock or any other securities, or purchased, retired or redeemed any of the shares of its capital stock or any other securities, including any warrants or options to purchase any capital stock, or obligated itself to do any of the foregoing, other than pursuant to the Key Equity Redemption Agreement;

                  (c) mortgaged, pledged or subjected (or permitted to be subjected) to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible;

                  (d) sold, transferred, leased to others or otherwise disposed of any of its property or assets, tangible or intangible (other than inventory and other products sold and/or licensed in the ordinary course of business and consistent with prior practice), or canceled or compromised any debt or claim, or waived or released any claim or right of substantial value;

                  (e) terminated or received any notice of termination of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance) which, individually or in the aggregate, has had or might have a Material Adverse Effect;






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



                  (f) encountered any labor union organizing activity, had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts, or had any material change in its relations with its employees, consultants, agents, distributors, formulators, customers or suppliers;

                  (g) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, or entered into any agreement or commitment relating to, any license, patent, copyright, trademark, trade name, or any application for any of the foregoing, or any permit, consent, approval, invention, product registration or similar rights, domestic or foreign, or modified any existing rights with respect thereto;

                  (h) adopted, entered into or amended any employee benefit plan or made any change in the actuarial methods or assumptions used in funding or determining benefit equivalencies thereunder, made any material change in the rate of compensation, commission, bonus, deferred compensation arrangement or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus (cash or non-cash), extra compensation, deferred compensation arrangement or severance or vacation pay, to any stockholder, director, officer, or senior employee of the Company or hired or entered into any written or verbal employment agreement or arrangement (other than at-will employment agreements or arrangements in the ordinary course of business which do not provide for severance and/or termination benefits) with any person other than as set forth in the Ahearn Employment Agreement and the Eckman Employment Agreement;

                  (i) issued or sold any shares of its capital stock or other securities, or issued, granted or sold any options, rights or warrants with respect thereto, or acquired any capital stock or other securities of any corporation, business or entity, or any interest in any business enterprise or otherwise made any loan or advance to or investment in any person, entity, firm or corporation, except for short-term investments in cash and cash equivalents made in the ordinary course of business and consistent with prior practice;

                  (j) made any capital expenditures or capital additions or betterments or commitments therefor in excess of $10,000 individually or $50,000 in the aggregate;

                  (k) instituted, settled or agreed to settle, or suffered any adverse determination in, any litigation, action or proceeding before any court or governmental body (domestic or foreign) relating to the Company or its businesses, assets or properties;

                  (l) revalued any of its assets or written off as uncollectible any notes or accounts receivable, except writedowns and write-offs in the ordinary course of business, none of which, individually or in the aggregate, is material to the Company or its businesses;

                  (m) entered into any agreement or made any commitment to take any of the actions described in paragraphs (a) through (l) above; or

                  (n) experienced any Material Adverse Effect, or any events or circumstances that are likely to result in a Material Adverse Effect.

         4.12 ASSETS. Except as set forth on SCHEDULE 4.12, the Company has good and marketable title to, or a valid leasehold interest in, all of the properties and assets it owns or uses in its business or purports to own. Except as set forth on SCHEDULE 4.12, none of such assets or properties are subject to any Encumbrances, except (i) Encumbrances incurred or made in the ordinary course of business which are not substantial in character, amount or extent and do not materially impair the usefulness of such properties and assets in the conduct of the business of the Company or its Subsidiaries; (ii) liens for taxes, assessments or other governmental charges or levies which are either not yet delinquent or are being contested in good faith and by appropriate proceedings, can be paid without penalty and which do not materially impair the usefulness of such properties and assets in the conduct of the business of the Company or its Subsidiaries; and (iii) as reflected on the Company Financial Statements.

         4.13 INTELLECTUAL PROPERTY. SCHEDULE 4.13 sets forth all patents, trademarks, service marks, trade names, copyrights and franchises, all applications for any of the foregoing and all permits, grants and licenses or other rights running to or from the Company relating to any of the foregoing that are necessary to the Business of the Company as currently conducted or as contemplated to be conducted. Except as set forth on SCHEDULE 4.13, to the best knowledge of the Company, the Company is not in violation of, or infringing upon or misappropriating, any patent, trademark, service mark, trade name, copyright, franchise or other proprietary right of any third party, and no claims have been asserted, nor is there any litigation pending or threatened claiming such infringement or misappropriation. Except as set forth on SCHEDULE 4.13, the Company has not licensed or encumbered any of its Intellectual Property to any third party, nor have any other distribution rights been granted by the Company to a third party. Except as set forth on SCHEDULE 4.13, the Company has not entered into any other agreements whereby the Company has been appointed as a distributor or licensee of any products, patents, trademarks or other intellectual property owned by a third party. Except as set forth on SCHEDULE 4.13, the Company has not entered into any agreement which restricts or affects the use of any Intellectual Property. The Company is not a breach of any agreement set forth in SCHEDULE 4.13, nor have any claims with respect to any agreement been asserted nor is there any litigation pending or threatened claiming any such breach, nor have any claims been asserted that any of the terms and conditions of such agreements violate the laws of any jurisdiction or treaty. Except as provided in SCHEDULE 4.13, the Company owns all right, title and interest in and to the Intellectual Property, or has a valid and enforceable license from third parties, and has the unfettered right to use, all Intellectual Property in order to conduct its business in all material respects as currently conducted and has used reasonable efforts to protect its rights in the Intellectual Property and to protect and maintain the secrecy of its trade secrets and other proprietary rights and confidential information. Except as set forth in SCHEDULE 4.13, the transactions contemplated by this

Agreement will have no material adverse effect on the right, title and interest in and to the Intellectual Property. To the best knowledge of the Company, the owners of any Intellectual Property licensed to the Company have taken all necessary action to maintain and protect such Intellectual Property subject to such licenses.

         4.14 TAX MATTERS. The Company and each other corporation (or predecessor) that has at any time been a member of a consolidated, combined or unitary group of which the Company is or was a member (the "Tax Affiliates") have timely and correctly filed or caused to be filed all Tax Returns. Except as set forth on SCHEDULE 4.14 and any Crowe Chizek Diligence Documents, all Taxes due and payable in respect of such Tax Returns have been or will be by Closing paid in full. Except as set forth on SCHEDULE 4.14 and any Crowe Chizek Diligence Documents, the Company and the Tax Affiliates have no current extensions for the filing of any Tax Returns. Except as set forth on SCHEDULE
4.14 and any Crowe Chizek Diligence Documents, adequate provisions have been made for the payment of all accrued and unpaid Taxes as of the date thereof, whether or not then due and payable and whether or not disputed, except as may be set forth in explanatory notes thereto. Except as set forth on SCHEDULE 4.14 and any Crowe Chizek Diligence Documents, the Tax Returns of or relating to the Company, and the Affiliates have not been examined (nor are they currently in the process of being examined) by the Internal Revenue Service or any other tax authority for any of the past six (6) years, and such Tax Returns constitute a complete and accurate representation of the Tax liabilities of the Company, the Tax Affiliates and any combined, consolidated or unitary group of which the company is or was a member.

         4.15 LEGAL AND REGULATORY MATTERS. Except as set forth on SCHEDULE 4.15: (a) there is no claim, suit, action, arbitration, governmental investigation or other proceeding, nor any order, decree or judgment pending or in effect, or threatened by, against or relating to the Company or any of its assets or properties, or the transactions contemplated hereby; (b) there are no judgments, decrees or orders enjoining the Company in respect of, or the effect of which is to prohibit any business practice or the acquisition of any property or the conduct of any aspect of the business of the Company; (c) the Company has complied and is complying with all laws, ordinances, treaties and governmental rules, orders and regulations applicable to it or its properties, assets, personnel or business, non-compliance with which could have a Material Adverse Effect; and (d) the Company has obtained all Licenses necessary for the ownership of its properties and the conduct of its business as currently conducted, and all such Licenses are currently in full force and effect.

         4.16 EMPLOYEES. Except as set forth on SCHEDULE 4.16, the Company has not been and is not a party to any collective bargaining agreements with respect to any of its employees or with respect to any contract or agreement with a labor union or any local or subdivision thereof, nor has it been charged with any unresolved unfair labor practices, nor is there any present union organizing activity among any of its employees. There are no material controversies, claims, suits, actions or proceedings pending or threatened between the Company and any of its employees. The Company has complied in all material respects with all laws and regulations relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, employment practices, terms and conditions of employment, collective bargaining, equal opportunity or similar laws and the payment of social security and similar taxes, and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

         4.17 INSURANCE COVERAGE. SCHEDULE 4.17 to this Agreement lists all insurance policies of the Company indicating the risks insured against, carrier, policy number, amount of coverage (including deductible), premiums and expiration dates. Except as set forth on SCHEDULE 4.17, such policies are in full force and effect and all premiums now due and owing with respect to such policies have been paid in full, and the Company has not made any borrowings or incurred any indebtedness, the collateral for which was any of such policies.

         4.18 PERSONNEL. (a) SCHEDULE 4.18 to this Agreement lists the names and addresses of all directors, officers and employees of the Company, indicating
(i) the positions within the Company held by each such person and (ii) the current annual salary rates for each such person and the amounts payable as bonus or other compensation for each such person.

                  (b) SCHEDULE 4.18 to this Agreement provides a description of all severance plans or agreements that would cause payments of a material nature to be made to any employee of the Company if his or her employment were terminated.

         4.19 EMPLOYEE BENEFIT PLAN(S). (a) SCHEDULE 4.19 lists each Employee Benefit Plan. The Company has no affiliates for purposes of ERISA.

                  (b) Each Employee Benefit Plan is in substantial compliance with applicable law and has been administered and operated in all material respects in accordance with its terms. Each Employee Benefit Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination. No event which constitutes a "reportable event" (as defined in Section 4043(b) of ERISA) for which the 30-day notice requirement has not been waived by the Pension Benefit Guaranty Corporation (the "PBGC") has occurred with respect to any Employee Benefit Plan. Except as set forth on SCHEDULE 4.19, no Employee Benefit Plan subject to Title IV of ERISA has been terminated or is or has been the subject of termination proceedings pursuant to Title IV of ERISA. Full payment has been made of all amounts which the Company was required under the terms of the Employee Benefit Plan(s) to have paid as contributions to such Employee Benefit Plan(s) on or prior to the date hereof (excluding any amounts not yet due) and no Employee Benefit Plan which is subject to Part 3 of Subtitle B of Title 1 of ERISA has incurred any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived. Neither the Company nor any Subsidiary nor any other "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transactions in connection with any Employee Benefit Plan(s) that could reasonably be expected to result in the imposition of a material penalty pursuant to Section 502(i) of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Section 4975(a) of the Code. No material liability, claim, action or litigation, has been made, commenced or, to the best of Company's knowledge, threatened with respect to any Employee Benefit Plan(s) (other than for benefits payable in the ordinary course and PBGC insurance premiums). No Employee Benefit Plan or related trust owns any securities in violation of
Section 407 of ERISA. With respect to all Employee Benefit Plan(s) which are subject to Title IV of ERISA, as of the most recent actuarial valuation prepared for each such Employee Benefit Plan, the aggregate present value of the accrued liabilities thereof did not exceed the aggregate fair market value of the assets allocable thereto. The Company does not presently maintain or has not at any time in the past maintained a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA). There are no actions, suits, or claims (other than routine claims for benefits) pending or threatened against any Employee Benefit Plan of the Company or its assets, or arising out of such Employee Benefit Plan(s) and no facts exist which could give rise to any such actions, suits or claims or that might have a material adverse effect on such Employee Benefit Plan(s). There has been no act or omission by the Company that has given rise or may give rise to any fines, penalties, taxes or late charges under Section 502(c), (i) or
(1), Section 407(1) of ERISA or Chapter 43 of the Code.

         4.20 NOTES AND ACCOUNTS RECEIVABLE: INVENTORIES. Except as set forth on
SCHEDULE 4.20, all notes and accounts receivable of the Company are reflected on the Company Financial Statements as of December 31, 1996, net of any reserves therefor reflected thereon and all such accounts receivable shall have arisen only from bona fide transactions in the ordinary course of business. The notes and accounts receivable of the Company which have arisen since December 31, 1996, have arisen only from bona fide transactions in the ordinary course of business.

         4.21 COMPLIANCE WITH ENVIRONMENTAL LAW. (a) Except as set forth in
SCHEDULE 4.21 or except where the failure to be in compliance would not have a Material Adverse Effect, (i) the Company is and has been in compliance with all Environmental Laws as currently in effect; (ii) neither the Company nor any of its predecessors used, released or disposed of any Hazardous Substance in any manner that could reasonably be expected to result in material liability; (iii) none of the property owned, leased or operated by the Company is contaminated by any Hazardous Substance; and (iv) none of the property owned, leased or operated by the Company is affected by any condition that could reasonably be expected to result in liability under any Environmental Law as currently in effect; and (v) there is and has been no condition, activity or event respecting the Company or any of the properties owned, leased or operated by it that could reasonably be expected to subject the Company to any material liability under any Environmental Law as currently in effect.

         4.22 BANK AND BROKERAGE ACCOUNTS. SCHEDULE 4.22 lists (i) the names and addresses of all banks and brokerage firms in which the Company has accounts or safe deposit boxes, lock boxes, vaults and the account numbers relating thereto,
(ii) the name of each person authorized to draw on any such account or have access to any such boxes or vaults and (iii) the names of all persons, if any, holding tax or other powers of attorney from the Company and a summary of the terms thereof.

         4.23 CONTRACTS. (a) Except as set forth on SCHEDULE 4.23, the Company is not a party to any:

                  (i) Contract for the employment or retention of, or collective bargaining, severance or termination agreement with, any of its directors, officers, employees, consultants or agents or groups of employees;

                  (ii) Profit sharing, thrift, bonus, incentive, deferred compensation, stock option, stock purchase, severance pay, pension, retirement, hospitalization, insurance or other employee benefit plan, agreement or arrangement;

                  (iii) Contract for the sale of any of its assets, property or rights outside the ordinary course of business consistent with prior practice (other than the Henkel Agreement);

                  (iv) Contract that contains any provisions requiring the Company to indemnify or act as a indemnitor, guarantor, surety, co-signer, co-maker or endorser for any other person or entity;

                  (v) Contract restricting the Company from conducting business anywhere in the world (other than the Henkel Agreement);

                  (vi) Contract or other obligation for or relating to borrowed money or commitments for obtaining borrowed money involving in excess of $10,000;

                  (vii) Contract which involves the future payment by or to it of more than $10,000 in any one installment or $25,000 in the aggregate;

                  (viii) Letter of credit or power of attorney;

                  (ix) Joint venture Contract or similar arrangement or agreement which is likely to involve future payments by it in excess of $10,000 in the aggregate;

                  (x) Personal service, licensing, distributor, supplier, dealer, franchise, advertising, sales or manufacturer's representative, agency or other similar Contract;

                  (xi) Contract to which any shareholder, officer or director of the Company or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), is presently a party, including, without limitation, any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity; or

                  (xii) Any Contract that might have a Material Adverse Effect.

                  (b) Except as specified on SCHEDULE 4.23, all Contracts, plans, instruments, arrangements required to be listed on SCHEDULE 4.23 are valid and binding, enforceable in accordance with their respective terms and in full force and effect, and the continuation, validity and effectiveness of such items will in no way be affected by the consummation of the transactions contemplated by this Agreement. Neither the Company, nor, to the best knowledge of the Company, any other party thereto, is in breach of any provision of or in default under any term of any such agreement, and, to the best knowledge of the Company, there exists no condition or event which after lapse of time or notice (or both) would constitute any such breach or default or result in any right to accelerate or loss of rights. True and complete copies of all such agreements, contracts, plans, instruments, arrangements and commitments have been delivered or made available to Charter Oak.

         4.24 MATERIAL MISSTATEMENTS OR OMISSIONS. The statements, representations and warranties of the Company contained in this Agreement (including the schedules hereto but excluding the contents of the documents referred to therein) and in each document, statement, certificate or exhibit furnished or to be furnished by or on behalf of the Company pursuant hereto, or in connection with the transactions contemplated hereby, taken together, do not contain and will not contain any untrue statements of a material fact and do not or will not omit to state a material fact necessary to make the statements or facts contained herein or therein, in light of the circumstances made, not misleading. There is no fact known to the Company which has not been disclosed to Charter Oak which materially and adversely affects, or is likely to materially and adversely affect, the business, financial condition, results of operations or assets of the Company.

         4.25 BROKER'S FEES. Except as set forth on SCHEDULE 4.25, there are no broker's or finder's fees or obligations due to persons engaged by the Company, or any of its employees, officers, or directors in connection with the transactions contemplated by this Agreement, except for the fees and expenses of counsel and accountants.

         4.26 EMPLOYMENT: NO CONFLICTING AGREEMENTS. None of the officers of the Company is obligated under any contract (including licenses, covenants or commitments of any nature) or other oral or written agreement, or subject to any judgment, decree or order of any court, administrative or governmental agency, that would conflict with his or her obligation to use his or her best efforts to promote the Company's business as currently conducted and proposed to be conducted. Neither the execution and delivery of this Agreement, the Shareholders Agreement, the Enterprises Warrant Agreement, the Charter Oak Warrant Agreement, the Ahearn Employment Agreement, the Eckman Employment Agreement nor the Key Equity Redemption Agreement nor the carrying on of the Company's business as employees by such persons as such business is currently conducted and proposed to be conducted, will conflict with or result in the breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant, agreement or instrument under which any of the officers or directors of the Company will, immediately following the closing of the Henkel Agreement, be obligated.

SECTION 5.   REPRESENTATIONS AND WARRANTIES OF CHARTER OAK
             ---------------------------------------------

         Charter Oak hereby represents and warrants to the company that:

         5.1 INVESTMENT INTENT. The Common Shares to be purchased by Charter Oak hereunder are being purchased for its own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act. It understands that the Common Shares have not been registered under the 1933 Act by reason of their issuance in transactions exempt from the registration and prospectus delivery requirements of the 1933 Act pursuant to Section 4(2) thereof and agrees to deliver to the Company, if requested by the Company, an investment letter in customary form. Charter Oak understands that the Shares, may not be sold, transferred or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Common Shares or an available exemption from registration under the 1933 Act, the Common Shares must be held indefinitely. In particular, Charter Oak is aware that the Common Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 is the availability of current information to the public about the Company. Such information is not now available and the Company has no present plans to make such information available. It further understands that the certificates representing the Common Shares will bear the following legend and agrees that it will hold such shares subject thereto:

         THE SHARES REPRESENTED BY THIS CERTIFICATE AND ANY SHARES THAT MAY BE ISSUED UPON THE CONVERSION OF SUCH SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).

         5.2 CAPACITY OF CHARTER OAK: EXECUTION OF AGREEMENT. Charter Oak has all requisite power, authority, and capacity to enter into this Agreement, the Shareholders Agreement, the Charter Oak Warrant Agreement and the Note Purchase Agreement and to perform the transactions and obligations to be performed by it hereunder. This Agreement, the Shareholders Agreement, the Charter Oak Warrant Agreement and the Note Purchase Agreement have each been duly authorized, executed and delivered by it and constitutes its valid and legally binding obligation, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.

         5.3 ACCREDITED INVESTOR. Charter Oak is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.

         5.4 SUITABILITY AND SOPHISTICATION. (i) Charter Oak has such knowledge and experience in financial and business matters that it is capable of independently evaluating the risks and merits of purchasing the Common Shares;
(ii) it has independently evaluated the risks and merits of purchasing the Common Shares and has independently determined that the Common Shares are a suitable investment for it; and (iii) it has sufficient financial resources to bear the loss of its entire investment in the Common Shares.

         5.5 RECEIPT OF INFORMATION. Charter Oak further represents that it and/or its Affiliates has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it and/or its Affiliates or to which it and/or its Affiliates had access. The foregoing, does not however limit or modify the representations and warranties of the Company in Section 4 of this Agreement or the right of Charter Oak to rely thereon.

SECTION 6.   INDEMNIFICATION
             ---------------

         6.1 INDEMNIFICATION BY THE COMPANY. Notwithstanding anything in this Agreement to the contrary, but subject to the other provisions of this Section 6, the Company shall indemnify, defend, and hold Charter Oak, each of Charter Oak's directors, officers, and Affiliates (other than the Company), and each of such Affiliates' officers, directors, partners, employees, representatives and Affiliates, (collectively, the "Investor Indemnitees") harmless from and against, and shall reimburse them for, any and all demands, claims, losses, liabilities, damages, costs, and expenses whatsoever (including, without limitation, any fines, penalties, reasonable fees and disbursements of counsel incurred by the Investor Indemnitees in investigating or defending any of the foregoing, and other reasonable expenses incurred investigating or defending any of the foregoing or enforcing this Agreement) (individually a "Loss" and collectively "Losses") sustained or incurred by an Investor Indemnitee resulting from or arising in connection with any inaccuracy in or breach of any representation or warranty of the Company set forth in this Agreement, but only if the business, financial condition, capitalization, results of operations, assets or prospects of the Company, as the case may be, are materially and adversely different than the business, financial condition, capitalization, results of operations, assets or prospects of the Company as represented and warranted in such representation and warranty. Charter Oak acknowledges and agrees that no individual director, shareholder or officer of the Company shall have personal liability for any indemnity obligation of the Company under this
Section 6.1.

         6.2 INDEMNIFICATION BY CHARTER OAK. Notwithstanding anything in this Agreement to the contrary, but subject to the other provisions of this Section 6, Charter Oak shall indemnify, defend, and hold the Company and its officers, directors, employees, representatives and Affiliates, and each of the Company's Affiliates' officers, directors, employees, partners, representatives and Affiliates (collectively, the "Company Indemnitees") harmless from and against, and shall reimburse them for, any and all Losses sustained or incurred by a Company Indemnitee resulting or arising from (a) any material inaccuracy in or breach of any of Charter Oak's representations or warranties set forth in this Agreement or (b) any breach of any covenant, obligation or agreement of Charter Oak contained in this Agreement and the Shareholders Agreement, in each case whether or not such Loss results from a third party claim.

         6.3 INDEMNIFICATION NOTICE. In the event that any third party claim is asserted against a Person with respect to which such Person is entitled to indemnification hereunder, such Person (the "Indemnified Party") shall, within 60 days of the later of the occurrence of the event giving rise to the claim or the date that the Indemnified Party learned of such claim (provided, however, that if a claim arises by virtue of litigation, then in no event less than 10 days prior to the date in which an appearance or answer is due, whichever is earlier), notify the Person obligated to indemnify it (the "Indemnifying Party") of such claim by delivery of a written notice describing the claim and indicating the basis for indemnification hereunder; provided that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure shall have harmed the Indemnifying Party. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party within 10 days after receipt from the Indemnified Party of notice of such claim, to conduct at its expense the defense against such claim in its own name, or if necessary in the name of the Indemnified Party. In the event that the Indemnifying Party fails to give such notice, it shall be deemed to have elected not to conduct the defense of the subject claim, and in such event the Indemnified Party shall have the right to conduct such defense and, only with the prior consent of the Indemnifying Party which shall not be unreasonably withheld, to compromise and settle the claim. In the event that the Indemnifying Party does elect to conduct the defense of the subject claim, the indemnified party shall cooperate with and make available to the Indemnifying Party such assistance and materials as may be reasonably requested by it, all at the expense of the Indemnifying Party and the Indemnified Party shall have the right at its expense to participate in the defense, provided that the Indemnified Party will have the right to compromise and settle the claim only with the prior written consent of the Indemnifying Party. Any settlement to which the Indemnifying Party shall have consented in writing shall conclusively be deemed to be an obligation with respect to which the Indemnified Party is entitled to indemnification hereunder.

         6.4 LIMITATIONS ON INDEMNIFICATION. The representations and warranties contained in this Agreement shall survive the Closing Date and continue to be binding, regardless of any investigation made at any time by any party. Indemnification pursuant to this Article 6 shall be limited as follows:

                  (a) Claims for indemnification relating to the representations and warranties contained in Sections 4.14 and 4.21 may be made until the date determined by statutes of limitations with respect to liability regarding such representations and warranties;

                  (b) Claims for indemnification relating to the representations and warranties contained in Sections 4.12, 4.13 and 4.20 may be made until the first anniversary of the Closing Date;

                  (c) Claims for indemnification relating to all other representations and warranties contained in this Agreement may be made until the first anniversary of the Closing Date;

                  (d) Notwithstanding the limitations set forth in this Section 6.4, claims for indemnification relating to the representations and warranties contained in Section 4.3 and 4.5 may be made any time after the Closing Date;

                  (e) The Company shall not be liable to the Investor Indemnitees for any indemnification pursuant to this Article 6 to the extent such indemnification, when aggregated with all other indemnification payments made by the Company pursuant to the provisions of this Article 6 shall exceed $7,500,000; and

                  (f) The Company shall not be liable to the Investor Indemnitees for indemnification claims pursuant to this Article 6 until the aggregate amount of the net liability of such indemnification claims exceeds $100,000, but upon reaching such amount the Company shall be liable to Charter Oak from the first dollar of net liability for such indemnification claims up to a maximum amount of $7,500,000.

         6.5 NET LIABILITY. For the purpose of this Article 6, in computing any individual or aggregate amounts of liabilities for indemnification, the amount of each liability shall be deemed to be an amount (i) net of any reasonably anticipated tax benefit to the Indemnified Party; (ii) net of any insurance proceeds which the Indemnified Party, or in the case of a liability of the Company to Charter Oak, the Indemnifying Party, has received and any indemnity, contribution or other similar payment payable by any third party to the Indemnified Party, or in the case of a liability of the Company to Charter Oak, the Indemnifying Party, with respect thereto; and

(iii) net of any adjustments to the aggregate price paid by Charter Oak for the Common Shares pursuant to Section 2.1 of this Agreement; provided, however, that the tax benefit shall be determined in good faith by the independent public accounts of the Indemnified Party and shall apply to the earliest year reasonable permitted; and provided, further, that in all cases, the timing, receipt or realization of tax benefits, insurance proceeds or recoveries from third parties, the amount of increased costs of insurance arising from the receipt of collection of such insurance proceeds, and the costs of collection shall be taken into account in determining any reduction in the indemnification claim.

SECTION 7.   COVENANTS
             ---------

         The Company covenants and agrees with Charter Oak that for so long as Charter Oak remains a shareholder in the Company:

         7.1 FURNISHING OF FINANCIAL STATEMENTS AND INFORMATION. The Company shall deliver to Charter Oak:

                  (a) according to the time schedule set forth in the Credit Agreement, unaudited consolidated balance sheets of the Company as of the end of such month, together with the related unaudited consolidated statements of income and retained earnings for such month and for the period from the beginning of the fiscal year to the end of such month (which shall also set forth any budgeted figures) and cash flows, all in reasonable detail and the statements as of the end of each fiscal quarter shall be certified by the President or chief financial officer of the Company to be accurate to the best of his knowledge and placing due reliance on the Company's accounting staff, subject to year-end adjustments;

                  (b) according to the time schedule set forth in the Credit Agreement, the audited consolidated balance sheets of the Company, as of the end of such fiscal year, together with the related consolidated statements of income and retained earnings and cash flows for such fiscal year, setting forth in comparative form figures for the previous fiscal year, all in reasonable detail and duly certified by Crowe, Chizek & Company, or another firm of independent public accountants of national or regional standing reasonably acceptable to Charter Oak, which accountants shall have given the Company an opinion, unqualified as to the scope of the audit, regarding such statements;

                  (c) within ten days after the Company learns of the commencement or threatened commencement of any material claim or suit, legal or equitable, or of any material administrative, arbitration, or other similar proceeding against the Company, or its business, assets, or properties, written notice of the nature and extent of such suit or proceeding;

                  (d) within ten days after the Company learns of any circumstance or event which reasonably can be expected to have a Material Adverse Effect on the assets, properties, financial condition, results of operations, business, or prospects of the Company, written notice of the nature and extent of such circumstance or event;

                  (e) not less than 30 days prior to the end of each fiscal year, commencing with the fiscal year beginning January 1, 1998, an annual budget for the Company for the next succeeding fiscal year, prepared in good faith and submitted to the Board of Directors of the Company (an "Annual Budget"), which Annual Budget shall include monthly capital and operating expense budgets, cash flow statements, capital expenditure budgets, profit and loss projections, and employee hiring projections;

                  (f) within ten days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its shareholders and copies of all registration statements and all regular, special or periodic reports which it files with the SEC or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's business;

                  (g) within 10 business days after Charter Oak makes a reasonable request therefor, such other data relating to the business, affairs and financial condition of the Company; and

                  (h) Notwithstanding any provision to the contrary herein, in the Shareholder Agreement and/or in the Amended Articles, the Company and Charter Oak acknowledge and agree that all financial reporting deliverable and notices required by this Section 7.1 shall concurrently be sent to each of the Company's shareholders.

         7.2 INSPECTION. The Company shall, upon receipt of reasonable notice, permit Charter Oak and any of its representatives to visit and inspect any of the properties of the Company during normal business hours, including, without limitation, their respective books and records (and to make extracts therefrom and copies thereof).

         7.3 DIVIDENDS ON OR REDEMPTION OF SHARES. Except with respect to the Key Equity Redemption Agreement and as otherwise provided in the Shareholders Agreement, the Company shall not, directly or indirectly, declare or pay any dividend or make any other distribution with respect to any of its capital stock or any securities, or directly or indirectly purchase, redeem, or otherwise acquire for any consideration any shares of its capital stock or other equity securities (including without limitation any warrants or options) without the prior written consent of Charter Oak.

         7.4 INDEBTEDNESS. Except as set forth in the Annual Budget approved by the Company's Board, and as otherwise provided in the Shareholders Agreement, the Company shall not, without the prior written consent of Charter Oak, incur, assume or suffer to exist any Indebtedness except (i) the Credit Agreement, (ii) Indebtedness to banks or other financial institutions of up to $500,000 in the aggregate, (iii) purchase money Indebtedness representing or evidencing the principal amount of the deferred purchase price of equipment or other personal property used in the Company's business and (iv) Indebtedness arising from capitalized lease obligations of up to $250,000 in the aggregate.

         7.5 USE OF PROCEEDS. The Company shall use all proceeds received from Charter Oak in connection with the issuance and sale of the Common Shares hereunder towards consummation of the transactions contemplated by the Key Equity Redemption Agreement and the Henkel Agreement.

         7.6 MANAGEMENT COMPENSATION. The Company shall not amend the terms or provisions of the Ahearn Employment Agreement and/or the Eckman Employment Agreement or create, implement or otherwise put into effect any stock option plan, stock rights plan, stock appreciation rights plan or similar benefit plan, without the prior written consent of Charter Oak.

         7.7 FURTHER ASSURANCES. The Company shall cure promptly any defects in the creation and issuance of the Common Shares, and in the execution and delivery of this Agreement and the Shareholder Agreement. The Company, at its expense, shall promptly execute and deliver to Charter Oak upon reasonable request all such other and further documents, agreements and instruments in compliance with or pursuant to its covenants and agreements herein, and shall make any recordings, file any notices, and obtain any consents as may be reasonably necessary or appropriate in connection therewith.

         7.8 TAXES AND ASSESSMENTS. The Company shall pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against the Company or any of its properties, and all other material liabilities at any time existing, except to the extent and so long as (a) the same are being contested in good faith and by appropriate proceedings in such manner as not to cause any material adverse effect upon the Company, or the loss of any right of redemption from any sale thereunder, and (b) the Company shall have set aside on its books adequate reserves with respect thereto.

         7.9 BUSINESS LINES. Except as set forth in the Shareholders Agreement, the Company shall not, enter into the ownership, management or operation of any business other than the Businesses without the prior written consent of Charter Oak.

         7.10 CONFLICTING AGREEMENTS. The Company shall not enter into or become subject to any Contract or instrument which by its terms would (under any circumstances) restrict the Company's right to perform any of the provisions of this Agreement, the Shareholders Agreement, the Enterprises Warrant Agreement, the Charter Oak Warrant Agreement, the

Ahearn Employment Agreement, the Eckman Employment Agreement, the Key Equity Redemption Agreement or the Articles of Incorporation.

         7.11 INSURANCE. The Company shall:

                  (a) keep or cause all of its insurable property or properties to be kept insured against loss or damage against fire and other material risks;

                  (b) maintain public liability insurance against claims for personal injury, death, or property damage suffered by others upon or in or about any premises occupied by it or occurring as a result of its maintenance or operation of any automobiles, trucks, or other vehicles or other facilities; and

                  (c) maintain all such workers' compensation or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

All insurance for which provision has been made in this Section 7.13 shall be maintained with such insurers, in such amounts and to such extent as is reasonable for businesses such as or similar to the Businesses.

SECTION 8.   CONDITIONS TO CLOSING
             ---------------------

         8.1 CONDITIONS TO CLOSING BY CHARTER OAK. The obligations of Charter Oak to consummate the purchase of the Common Shares pursuant to Section 2.1 hereof and certain of the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, any of which may be waived in whole or in part in writing by Charter
Oak:

                  (a) The conditions for the closing of the Henkel Agreement have been either satisfied or waived;

                  (b) The Company shall have consummated simultaneously with the Closing of this Agreement, the Key Equity Redemption Agreement and the transactions contemplated thereunder;

                  (c) All representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made anew as of such date;

                  (d) The Company shall have delivered to Charter Oak the items required by Section 3.2 of this Agreement;

                  (e) The Company shall have performed and complied with all agreements and conditions required by this Agreement to be performed and complied with by it prior to or as of the Closing Date;

                  (f) All pre-issuance registrations, qualifications, permits, and approvals required, if any, under applicable state securities laws for the lawful execution and delivery of this Agreement and the offer, sale, issuance, and delivery of the Common Shares shall have been obtained;

                  (g) The Company and each of the named parties thereto (other than any exceptions approved by Charter Oak) shall have executed and delivered to Charter Oak the Shareholders Agreement;

                  (h) George P. Ahearn shall have entered into the Ahearn Employment Agreement with the Company;

                  (i) William P. Eckman shall have entered into the Eckman Employment Agreement with the Company; and

                  (j) The Company shall have issued the Enterprises Warrant Agreement and Charter Oak Warrant Agreement.

         8.2 CONDITIONS TO CLOSING BY THE COMPANY. The obligations of the Company to consummate the issuance and sale of the Common Shares pursuant to
Section 2.1 hereof and certain of the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, any of which may be waived in whole or in part in writing by the Company:

                  (a) All representations and warranties of Charter Oak contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made anew as of such date;

                  (b) Charter Oak shall have delivered to the Company the items required by Section 3.3 of this Agreement;

                  (c) All pre-issuance registrations, qualifications, permits, and approvals required, if any, under applicable state securities laws for the lawful execution and delivery of this Agreement and the offer, sale, issuance, and delivery of the Preferred Shares shall have been obtained;

                  (d) Charter Oak shall have executed and delivered the Shareholders Agreement; and

                  (e) Charter Oak shall have executed and delivered the Note Purchase Agreement to Key Capital Corporation.

SECTION 9. MISCELLANEOUS
           -------------

         9.1 WAIVERS AND AMENDMENTS. This Agreement may be amended or modified in whole or in part only by a writing which makes reference to this Agreement executed by Charter Oak and the Company. The obligations of any party hereunder may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party claimed to have given the waiver; PROVIDED, HOWEVER, that any waiver by any party of any violation of, breach of, or default under any provision of this Agreement or any other agreement provided for herein shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement or any other agreement provided for herein. Any amendment, modification or waiver of this Agreement that would have a material adverse impact on the rights of the Company must be approved by the Company's Board of Directors with the directors nominated by Charter Oak abstaining from the vote thereon.

         9.2 EXPENSES. Each party hereto shall pay its own costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement, the Shareholders Agreement, the Enterprises Warrant Agreement, the Charter Oak Warrant Agreement, the Ahearn Employment Agreement, the Eckman Employment Agreement, the Key Equity Redemption Agreement and the Note Purchase Agreement.

         9.3 ENTIRE AGREEMENT. This Agreement and the other agreements and instruments expressly provided for herein, together set forth the entire understanding of the parties hereto and supersede in their entirety all prior contracts, agreements, arrangements, communications, discussions, representations, and warranties, whether oral or written, among the parties.

         9.4 GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the internal substantive laws of the State of Ohio without giving effect to the principles of conflicts of law thereof.

         9.5 NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and be deemed to have been duly given
(a) when personally delivered or sent by facsimile transmission (the receipt of which is confirming in writing), (b) one business day after being sent by a nationally recognized overnight courier service or (c) five business days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth below.

         If to the Company:         George P. Ahearn
                                    President
                                    GEO Specialty Chemicals, Inc.
                                    28601 Chagrin Boulevard
                                    Suite 450
                                    Cleveland, Ohio 44122

         with a copy to:            Thompson Hine & Flory LLP
                                    3900 Key Tower
                                    127 Public Square
                                    Cleveland, Ohio 44114
                                    Attention: Craig R. Martahus, Esq.

         If to Charter Oak:         Mr. Anthony J. Dowd
                                    Charter Oak Partners
                                    10 Wright Street
                                    Building B
                                    P.O. Box 5147
                                    Westport, CT 06880

         with a copy to:            Calfee, Halter & Griswold LLP
                                    1400 McDonald Investment Center
                                    800 Superior Avenue
                                    Cleveland, Ohio 44114
                                    Attention:  Edward W. Moore, Esq.

Any party may change the address of the persons to whom notices or copies thereof shall be directed by written notice to the other party.

         9.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.

         9.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer its rights hereunder without the prior written consent of Charter Oak. Charter Oak shall be entitled to assign all of its rights, benefits, and obligations hereunder without the prior consent of any party only to any Person that acquires Common Shares from Charter Oak and such Person shall become entitled to all rights and benefits, and be bound by the obligations, of Charter Oak hereunder.

         9.8 THIRD PARTIES. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity other than the parties hereto any rights or remedies under or by reason of this Agreement.

         9.9 SCHEDULES AND EXHIBITS. The schedules and exhibits attached to this Agreement are incorporated herein and shall be part of this Agreement for all purposes. Charter Oak acknowledges and agrees that disclosures set forth in one schedule shall automatically be deemed to have been made with respect to any other schedule, representation and/or warranty to which they may be applicable, provided that the reason for such disclosure is readily apparent.

         9.10 HEADINGS. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have duly executed, or have caused their duly authorized officer or representative to executive, this Share Purchase Agreement as of the date first above written.

                              GEO SPECIALTY CHEMICALS, INC.


                              By: /s/ George P. Ahearn
                                  -----------------------------------------
                                  Name: George P. Ahearn
                                  Title: President


                              CHARTER OAK PARTNERS


                              By: /s/ Anthony J. Dowd
                                  -----------------------------------------
                                  Name: Anthony J. Dowd
                                  Title: Director of Private Investments